NEWS RELEASE
Five Below, Inc. Announces Fourth Quarter and Fiscal 2012 Financial Results
Fourth quarter sales increase of 38.0% to $173.6 million
Fourth quarter GAAP diluted EPS of $0.35; adjusted EPS of $0.39
PHILADELPHIA, PA – (March 27, 2013) – Five Below, Inc. (Nasdaq: FIVE) today announced financial results for the fourteen weeks and fifty-three weeks ended February 2, 2013.
For the fourteen weeks ended February 2, 2013:

•	Net sales increased by 38.0% to $173.6 million from $125.8 million in the fourth quarter of fiscal 2011; comparable store sales increased by 4.4% on a thirteen week basis.

•
Operating income increased to $33.0 million from $20.1 million in the fourth quarter of fiscal 2011. Adjusted operating income, which excludes the impact of the founders’ transaction in both periods and costs associated with the Company's secondary public offering in the fourth quarter of fiscal 2012 (see GAAP/Non-GAAP reconciliation table), increased to $35.6 million from $26.4 million in the fourth quarter of fiscal 2011.

•	The Company opened 1 new store and ended the quarter with 244 stores in 18 states, an increase of 27% from the end of fiscal 2011.

•
Net interest expense (income) increased to $0.5 million from $(24,000) in the fourth quarter of fiscal 2011. The increase in net interest expense resulted from a $100 million term loan entered into in the second quarter of fiscal 2012, of which $65.5 million has been repaid subsequent to the completion of the Company’s initial public offering (“IPO”) on July 24, 2012.

•
Net income was $19.2 million compared to $12.4 million in the fourth quarter of fiscal 2011. Adjusted net income, which excludes the impact of the founders’ transaction in both periods and costs associated with the secondary public offering in the fourth quarter of 2012 (see GAAP/Non-GAAP reconciliation table), was $21.4 million compared to $16.1 million for the fourth quarter of fiscal 2011.

•
U.S. generally accepted accounting principles, or GAAP, diluted income per common share was $0.35 compared to $0.17 in the fourth quarter of fiscal 2011 and includes GAAP adjustments for income attributable to participating securities in fiscal 2012 and fiscal 2011 and GAAP adjustments for the potential impact of the Company’s Series A 8% Convertible Preferred Stock cumulative dividends in fiscal 2011. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.39 per share compared to $0.31 per share in the fourth quarter of fiscal 2011.

Thomas Vellios, Co-Founder, President and CEO, stated: “We are extremely pleased with our fourth quarter and full-year results which demonstrate that our dynamic, trend-right merchandise offering, differentiated shopping experience and value price-points continue to resonate with both new and existing customers alike. The strong holiday quarter capped a year in which we delivered 41% sales growth and 50% adjusted operating income growth. Our new stores continue to illustrate the universal appeal, consistency and strength of our model with the above-plan performance of our 2012 class driven by openings in new markets like Atlanta, St. Louis and outstate Michigan, as well as existing markets where we are expanding our presence. In addition, our comparable stores delivered a strong 7% sales increase for the year on a 52 week basis. I am extremely proud of the entire Five Below team and their contributions that drove our 2012 performance.”

Mr. Vellios added, “As we look to 2013, the planned 60 net store openings include promising new markets in Texas, as well as existing markets that offer significant opportunities for expansion. Our second distribution center in Olive Branch, Mississippi is expected to be operational in May of this year, and we continue to invest in talent, technology and systems as we strengthen our infrastructure and solidify the foundation for our continued growth.”
For the fifty-three weeks ended February 2, 2013:

•	Net sales increased by 41.0% to $418.8 million from $297.1 million in fiscal 2011; comparable store sales increased by 7.1% on a fifty-two week basis.

•
Operating income increased to $37.7 million from $26.2 million in fiscal 2011. Adjusted operating income, which excludes the impact of the founders’ transaction in both periods and costs associated with the Company's secondary public offering in the fourth quarter of fiscal 2012 (see GAAP/Non-GAAP reconciliation table), increased to $49.5 million from $33.0 million in fiscal 2011.

•	The Company opened 52 new stores compared to 50 net new stores opened in fiscal 2011.

•
Net interest expense (income) increased to $2.4 million from $(16,000) in fiscal 2011. The increase in net interest expense resulted from a $100 million term loan entered into in the second quarter of fiscal 2012, of which $65.5 million has been repaid subsequent to the completion of the Company’s IPO on July 24, 2012.

•	Loss on debt extinguishment was $1.6 million for fiscal 2012 and was the result of a write-off of deferred financing costs in connection with the partial repayment of the Company’s term loan.

•
Net income was $20.0 million compared to $16.1 million in fiscal 2011. Adjusted net income, which excludes the impact of the founders’ transaction in both periods and costs associated with the secondary public offering in the fourth quarter of fiscal 2012 (see GAAP/Non-GAAP reconciliation table), was $27.4 million compared to $20.1 million in fiscal 2011.

•
GAAP diluted loss per common share was $(1.28) compared to $0.00 in fiscal 2011 and includes dividends paid to preferred and unvested restricted shareholders in fiscal 2012 and GAAP adjustments for the potential impact of the Company’s Series A 8% Convertible Preferred Stock cumulative dividends and income attributable to participating securities in fiscal 2011. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.51 per share compared to $0.39 per share in fiscal 2011.

Five Below follows the retail 4-5-4 reporting calendar, which included an extra week in the fourth quarter of fiscal 2012 (the 53rd week). The 53rd week contributed approximately $5.0 million in sales and less than $0.01 in adjusted diluted income per common share.

Balance sheet highlights as of February 2, 2013:

•	Cash and cash equivalents: $56.1 million

•	Total debt: $34.5 million

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $76.1 million
First Quarter and Fiscal 2013 Outlook:
For the first quarter of fiscal 2013, net sales are expected to be in the range of $92 million to $94 million based on opening 8 net new stores and assuming a 4% increase in comparable store sales. GAAP net income is expected to be in the range of $0.2 million to $0.8 million, with a GAAP diluted income per common share range of $0.00 to $0.01 per share on approximately 53.4 million estimated diluted weighted average common shares outstanding. Excluding $0.9 million, or $0.02 per adjusted diluted share in tax-effected expenses related to the founders' transaction, adjusted net income is expected to be approximately $1.1 million to $1.7 million, or $0.02 to $0.03 per diluted share based on estimated adjusted diluted weighted average common shares outstanding of approximately 54.6 million.
For fiscal 2013, net sales are expected to be in the range of $516 million to $521 million based on opening approximately 60 net new stores for the full year and assuming a 4% increase in comparable store sales. GAAP net income is expected to be in the range of $30.3 million to $31.8 million, with a GAAP diluted income per common share of $0.56 to $0.59 per share on approximately 54.0 million estimated diluted weighted average common shares outstanding. Excluding $3.7 million, or $0.07 per adjusted diluted share in tax-effected expenses related to the founders' transaction, adjusted net income is expected to be in the range of $34.0 million to $35.5 million, or $0.62 to $0.65 per diluted share based on estimated adjusted diluted weighted average common shares outstanding of approximately 54.8 million.

Conference Call Information:
A conference call to discuss the fourth quarter and fiscal 2012 financial results is scheduled for today, March 27, 2013, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-417-8533 (international callers please dial 719-457-2628) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at www.fivebelow.com in the investor relations section of the website.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (877) 870-5176. The pin number to access the telephone replay is 9867445. The replay will be available until April 3, 2013.

Non-GAAP Information
This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average common shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2012 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2011 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,”“assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company’s continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to the Company’s distribution centers, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, increased competition from other retailers, risks relating to trade restrictions, risks associated with leasing substantial amounts of space, and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including risk factors contained in the Company's final prospectus relating to the secondary public offering dated January 29, 2013 filed with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
About Five Below
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds – Style, Room, Sports, Media, Crafts, Party, Candy and Now. Five Below is headquartered in Philadelphia, Pennsylvania.
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Investor Contact:
ICR, Inc.
Farah Soi
203-682-8200
Farah.soi@icrinc.com
Media Contact:
Gregory FCA
Joe Hassett
610-642-8253

FIVE BELOW, INC.
Balance Sheets
(Unaudited)
(in thousands, except share data)

	February 2, 2013	January 28, 2012
Assets
Current assets:
Cash and cash equivalents	$56,081	$41,293
Inventories	60,831	38,790
Prepaid income taxes	36	—
Deferred income taxes	1,295	4,863
Prepaid expenses and other current assets	11,433	7,303
Total current assets	129,676	92,249
Property and equipment, net	59,040	42,040
Other assets	944	238
	$189,660	$134,527
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Line of credit	$—	$—
Current portion of note payable	15,000	—
Accounts payable	27,952	23,588
Income taxes payable	7,083	9,139
Accrued salaries and wages	4,204	9,254
Other accrued expenses	14,545	7,961
Total current liabilities	68,784	49,942
Notes payable	19,500	250
Deferred rent and other	29,082	20,933
Deferred income taxes	1,550	1,306
Total liabilities	118,916	72,431
Preferred stock	—	191,855
Shareholders’ equity (deficit):
Common stock	540	162
Additional paid-in capital	270,637	3,691
Accumulated deficit	(200,433)	(133,612)
Total shareholders’ equity (deficit)	70,744	(129,759)
	$189,660	$134,527

FIVE BELOW, INC.
Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Fourteen weeks ended	Thirteen weeks ended	Fifty-three weeks ended	Fifty-two weeks ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Net sales	$173,589	$125,825	$418,825	$297,113
Cost of goods sold	102,451	73,935	268,989	192,252
Gross profit	71,138	51,890	149,836	104,861
Selling, general and administrative expenses	38,095	31,757	112,182	78,640
Operating income	33,043	20,133	37,654	26,221
Interest expense (income), net	545	(24)	2,374	(16)
Loss on debt extinguishment	—	—	1,594	—
Other income	(150)	—	(408)	—
Income before income taxes	32,648	20,157	34,094	26,237
Income tax expense	13,442	7,730	14,069	10,159
Net income	19,206	12,427	20,025	16,078
Dividend paid to preferred and unvested restricted shareholders	—	—	(65,403)	—
Series A 8% Convertible Preferred Stock cumulative dividends	—	(4,210)	—	(15,913)
Net income attributable to participating securities	(494)	(5,437)	—	(109)
Net income (loss) attributable to common shareholders	$18,712	$2,780	$(45,378)	$56
Basic income (loss) per common share	$0.36	$0.17	$(1.28)	$—
Diluted income (loss) per common share	$0.35	$0.17	$(1.28)	$—
Dividends declared and paid per common share	$—	$—	$2.02	$—
Weighted average shares outstanding:
Basic shares	52,583,441	15,912,400	35,444,200	15,903,599
Diluted shares	52,976,793	15,913,085	35,444,200	15,904,108

FIVE BELOW, INC.
Statements of Cash Flows
(Unaudited)
(in thousands)

	Fifty-three weeks ended	Fifty-two weeks ended
	February 2, 2013	January 28, 2012
Operating activities:
Net income	$20,025	$16,078
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,599	7,071
Gain on conversion of note payable	(200)	—
Loss on debt extinguishment	1,594	—
Loss on disposal of property and equipment	58	273
Amortization of deferred financing costs	455	28
Warrant expense related to professional service providers for services rendered	43	49
Stock-based compensation expense	12,324	1,197
Deferred income tax expense	3,812	56
Changes in operating assets and liabilities:
Prepaid income taxes	(36)	—
Income tax receivable	—	20
Inventories	(22,041)	(12,036)
Prepaid expenses and other assets	(4,133)	(3,270)
Accounts payable	3,369	12,481
Income taxes payable	(2,056)	8,998
Accrued salaries and wages	(5,050)	7,211
Deferred rent	7,723	6,997
Other accrued expenses	4,877	1,542
Net cash provided by operating activities	30,363	46,695
Investing activities:
Capital expenditures	(22,890)	(18,558)
Net cash used in investing activities	(22,890)	(18,558)
Financing activities:
Borrowing under Term Loan Facility	100,000	—
Repayment of Term Loan Facility	(65,500)	—
Cash paid for debt financing costs	(2,751)	—
Repayment of note payable	(50)	—
Dividends paid to shareholders	(99,451)	—
Net proceeds from issuance of common stock	73,198	1,110
Proceeds from exercise of and prepayment related to warrants and options to purchase common stock	239	33
Repurchase of unvested restricted shares related to stock option exercises	(17)	(140)
Excess tax benefit related to restricted shares and exercise of stock options and warrants	1,647	—
Net cash provided by financing activities	7,315	1,003
Net increase in cash and cash equivalents	14,788	29,140
Cash and cash equivalents at beginning of year	41,293	12,153
Cash and cash equivalents at end of year	$56,081	$41,293

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Fourteen weeks ended	Thirteen weeks ended	Fifty-three weeks ended	Fifty-two weeks ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Operating income	$33,043	$20,133	$37,654	$26,221
Adjustments:
Founders’ transaction (1)	1,515	6,270	10,797	6,816
Secondary public offering fees (2)	$1,000	$—	$1,000	$—
Adjusted operating income	$35,558	$26,403	$49,451	$33,037

Reconciliation of net income (loss) attributable to common shareholders, as reported, to adjusted net income
	Fourteen weeks ended	Thirteen weeks ended	Fifty-three weeks ended	Fifty-two weeks ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Net income (loss) attributable to common shareholders	$18,712	$2,780	$(45,378)	$56
Adjustments:
Dividends paid to preferred and unvested restricted shareholders	—	—	65,403	—
Series A 8% Convertible Preferred Stock (“Preferred stock”) cumulative dividends	—	4,210	—	15,913
Income attributable to participating securities	494	5,437	—	109
Net income	19,206	12,427	20,025	16,078
Adjustments:
Founders’ transaction (1)	1,515	6,270	10,797	6,816
Secondary public offering fees (2)	1,000	—	1,000	—
Less tax benefit (3)	(348)	(2,549)	(4,373)	(2,767)
Adjusted net income	$21,373	$16,148	$27,449	$20,127

Reconciliation of diluted weighted average common shares outstanding, as reported, to adjusted diluted weighted average common shares outstanding
	Fourteen weeks ended	Thirteen weeks ended	Fifty-three weeks ended	Fifty-two weeks ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Diluted weighted average common shares outstanding	52,976,793	15,913,085	35,444,200	15,904,108
Adjustments to numerator:
Preferred shares conversion	—	30,894,953	14,739,641	30,894,953
Initial public offering shares issuance	—	4,807,692	2,293,697	4,807,692
Unvested and vested restricted stock (4)	1,393,438	—	1,519,512	—
Diluted effect of stock options and warrants (5)	—	—	224,223	—
Adjusted diluted weighted average common shares outstanding	54,370,231	51,615,730	54,221,273	51,606,753

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Statements of Operations
(Unaudited)
(in thousands, except share and per share data)
Reconciliation of diluted income (loss) per common share, as reported, to adjusted diluted income per common share

	Fourteen weeks ended	Thirteen weeks ended	Fifty-three weeks ended	Fifty-two weeks ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Diluted income (loss) per common share, as reported	$0.35	$0.17	$(1.28)	$—
Adjustments:
Dividends paid to preferred and unvested restricted shareholders per share	—	—	1.85	—
Series A 8% Convertible Preferred Stock cumulative dividends per share	—	0.26	—	1.00
Founders’ transaction per share and secondary public offering fees (1) (2)	0.05	0.39	0.33	0.43
Income tax benefit per share	(0.01)	(0.16)	(0.12)	(0.17)
Adjustments to weighted average common shares outstanding per share	—	(0.35)	(0.27)	(0.87)
Adjusted diluted income per common share	$0.39	$0.31	$0.51	$0.39

(1)
Founders’ transaction relates to the amortization of expense for options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vest through March 2014. Fiscal 2011 also includes $6.1 million of non-contractual executive bonus expense.

(2)
During fiscal 2012, the Company incurred $1.0 million of non tax deductible expenses related to legal, accounting, and other fees in connection with the filing of its secondary public offering that occurred in January 2013.

(3)	Fiscal year tax benefit based on combined federal and state effective tax rate.

(4)	Assumes the impact of all unvested and vested restricted stock as of the beginning of the period.

(5)	Assumes the diluted impact of stock options and warrants and the Company's Employee Stock Purchase Plan utilizing the treasury stock method.